UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 3, 2011
WRIGHT MEDICAL GROUP, INC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32883	13-4088127

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5677 Airline Road, Arlington, Tennessee	38002

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On May 4, 2011, Wright Medical Group, Inc. issued a press release announcing, among other things, preliminary financial results for the first quarter ended March 31, 2011 and containing information concerning a conference call to discuss such results. A copy of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Current Report, including exhibits attached hereto, is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report, including exhibits attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as may otherwise be expressly stated in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2011, the Company announced that Thomas L. McAllister has been appointed interim General Counsel and Secretary by the Board of Directors, replacing Raymond C. Kolls, Senior Vice President, General Counsel and Secretary, effective May 4, 2011.
Mr. McAllister, age 44, has been our Assistant General Counsel since 2005 and held various other legal positions from 2002 — 2005. Prior to joining us, Mr. McAllister practiced law for approximately ten years. The Board has not yet established any compensation arrangements for Mr. McAllister’s service as interim General Counsel and Secretary.
Mr. Kolls resigned from the Company without good reason effective May 3, 2011. Because Mr. Kolls’ resignation was without good reason the Company has no obligations to him other than payment of accrued obligations. In general, the Company will be obligated to pay Mr. Kolls accrued salary earned through May 3, 2011 and the value of accrued but untaken vacation, and to reimburse him for unreimbursed business expenses, but Mr. Kolls is not entitled to severance pay under any employment or separation pay agreement or otherwise.
In addition, Alicia M. Napoli, Vice President, Clinical & Regulatory Affairs, and Cary P. Hagan, Sr. Vice President, Commercial Operations — Europe, Middle East and Africa, also resigned from the Company without good reason effective May 3 and 4, 2011, respectively.
Item 8.01. Other Information
In December 2007, we received a subpoena from the United States Department of Justice (DOJ) through the United States Attorney’s Office for the District of New Jersey (USAO) requesting documents for the period January 1998 through the present related to any consulting and professional service agreements with orthopaedic surgeons in connection with hip or knee joint replacement procedures or products. This subpoena was served shortly after several of our knee and hip competitors agreed to resolutions with the DOJ after being subjects of investigations involving the same subject matter.
On September 29, 2010, our wholly-owned subsidiary, Wright Medical Technology, Inc. (WMT) entered into a 12-month Deferred Prosecution Agreement (DPA) with the USAO and a Civil Settlement Agreement (CSA) with the United States. Under the DPA, the USAO agreed not to prosecute WMT in connection with the matter if WMT satisfies its obligations during the 12 month term of the DPA. Pursuant to the CSA, WMT settled civil and administrative claims relating to the matter for a payment of $7.9 million without any admission by WMT. In conjunction with the CSA, WMT also entered into a five year Corporate Integrity Agreement (CIA) with the Office of the Inspector General of the United States Department of Health and Human Services (OIG). The DPA and the CIA were filed as Exhibits 10.27 and 10.26, respectively, to the Company’s quarterly report filed on October 29, 2010. The DPA has also been posted to the Company’s website.
Pursuant to the DPA, an independent monitor has been retained to review and evaluate WMT’s compliance with its obligations under the DPA. As a result of the work of the independent monitor and WMT’s compliance program, the Board of Directors became aware of facts indicative of possible compliance issues. At the direction of the Nominating, Compliance and Governance Committee of the Board of Directors of WMT’s parent, Wright Medical Group, Inc. (“WMGI”), WMGI and WMT have conducted an internal investigation with the assistance of outside counsel. The Board of Directors of WMGI received a report from outside counsel. On May 4, 2011, pursuant to Paragraph 20 of the DPA, WMT provided written notice to the independent monitor and the USAO of “credible evidence of serious wrongdoing.” The same notice was also provided to OIG. The Board of WMGI also took a number of measures to enhance WMT’s compliance environment. WMT and the independent monitor continue their investigative activities pursuant to the DPA, and communications between WMT, the independent monitor, the USAO and OIG are ongoing.
WMT could receive a letter pursuant to Paragraph 50 of the DPA stating that the USAO believes that WMT has knowingly and willfully breached one or more material provisions of the DPA. Pursuant to the DPA WMT would have the opportunity to make a presentation within three weeks of receipt of such a letter that could address whether any breach has occurred, whether any breach was knowing or willful, materiality, and whether any breach has been cured.

Pursuant to the DPA, we expect that the USAO would not take any further action until consideration of WMT’s presentation.
The DPA and CIA impose certain obligations on WMT to maintain compliance with U.S. healthcare regulatory laws. Our failure to do so could expose us to significant liability including, but not limited to, extension of the term of the DPA by up to 6 months, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines or penalties, and additional litigation cost and expense. If not extended, our obligations under the DPA expire as of September 29, 2011, while our obligations under the CIA expire as of September 29, 2015.
In addition to the USAO and OIG, other governmental agencies, including state authorities, could conduct investigations or institute proceedings that are not precluded by the terms of the settlements reflected by the DPA and the CIA. In addition, the settlement with the USAO and OIG could increase our exposure to lawsuits by potential whistleblowers under the federal false claims acts, based on new theories or allegations arising from the allegations made by the USAO. The costs of defending or resolving any such investigations or proceedings could have a material adverse effect on our financial condition, results of operations and cash flows.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release titled “Wright Medical Group, Inc. Announces Preliminary First Quarter Financial Results and Management Changes” issued by the Company on May 4,2011.
Cautionary Note Regarding Forward-Looking Statements:
          This current report contains “forward-looking statements” as defined under U.S. federal securities laws, including statements regarding potential actions by the USAO, independent monitor, OIG and other agencies or their potential impact, and statements about expected financial results for the quarter ended March 31, 201 1. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward looking statements. Such statements are made as of the date of this Current Report on Form 8-K, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, under the heading, “Risk Factors” and elsewhere), and the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2011 (which could, by its terms, be extended for a further six months) and the Corporate

Integrity Agreement through September 2015, and any items identified during the course of the Company’s quarter-end accounting close processes. Our failure to comply with the Deferred Prosecution Agreement or the Corporate Integrity Agreement could expose us to significant liability including, but not limited to, extension of the term of the DPA by up to 6 months, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines or penalties, and additional litigation cost and expense. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP, INC.
Date: May 4, 2011	By:	/s/ Lance A. Berry
		Name:	Lance A. Berry
		Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release titled “Wright Medical Group, Inc. Announces Preliminary First Quarter Financial Results and Management Changes” issued by the Company on May 4, 2011.